UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

AUREUS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-55398	47-1893698
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 South Virginia, Suite 800, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775)-398-3173

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2015, Aureus Incorporated, a Nevada corporation (the “Company”), Dong Gu Kang and Min Jung Kang, the principal stockholders of the Company (the “Selling Stockholders”), and Maverick, LLC, a Nevis limited liability company (“Maverick”), entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which Maverick purchased an aggregate of 6,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company from the Selling Stockholders in consideration for $0.001 per share, for a total purchase price of $6,000. The Shares represent approximately 71.17% of the 8,530,000 outstanding shares of Common Stock of the Company, and the transaction constituted a change in control of the Company. Maverick purchased the Shares by issuing each Selling Stockholder a non-interest bearing promissory note for his pro rata portion of the Shares. Both promissory notes are unsecured, mature December 30, 2015 and may be prepaid without penalty. Ester Barrios is the Managing Member of Maverick has voting and dispositive control over these securities.

In connection with the Stock Purchase Agreement, the Company, Selling Stockholders and Maverick entered into a debt assumption agreement (the “Debt Assumption Agreement”) pursuant to which Maverick assumed an aggregate of $24,656 in outstanding debt owed the Selling Stockholders by the Company; constituting 100% of the debt owed the Selling Stockholders of the Company.

The Stock Purchase Agreement and Debt Assumption Agreement contained customary representations, warranties and covenants made by the Selling Stockholders, Maverick and the Company.

The Stock Purchase Agreement and Debt Assumption Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

Information contained under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2015, the board of directors (the “Board”) of the Company increased the size of the Board to three persons and appointed Mr. Tracy Fortner to fill the created vacancy. Directors serve for a period of one year until the next stockholders’ meeting and until their respective successor is elected and qualifies.

On September 17, 2015, Dong Gu Kang and Min Jung Kang resigned from the board of directors and as executive officers of the Company, effective immediately. Dong Gu Kang had been serving as the President, Chief Executive Officer, Secretary of the Company. Min Jung Kang had been serving as the Treasurer of the Company. Their respective departures were not related to any issues regarding financial disclosures or accounting or legal matters.

On September 17, 2015, the Board appointed Tracy Fortner as the President, Chief Executive Officer, Secretary and Treasurer of the Company.

Mr. Fortner, age 51, began his career in gold recovery in the 1980’s at which time he worked as an apprentice mining engineer with Overton Engineering. It was in that capacity that he learned about gold and its properties. During his employment with Overton Engineering, Mr. Fortner worked on projects throughout the western United States developing hydro mining and mineral mining and designing and building mine sites. Also during this time, Mr. Fortner began developing the basis for his own mineral and mining company. In the late 1980s and early 1990s, Mr. Fortner began performing placer gold exploration and development both on his own personal projects as well as contract projects. He has continued this line of work since that time, and although he has experience in gold dredging, hard rock and underground mining, he has developed extensive knowledge of mineral exploration, property testing and evaluation, mine layout and design, development and refining of precious metals and reclamation of mined properties with a concentration in fine gold recovery and placer properties. Mr. Fortner has been consistently successful in his mining endeavors in a personal capacity as well as a consultant capacity. He has operated and/or consulted on placer projects in Montana, Wyoming, Nevada, Arizona, South Dakota and California as well as Alaska, Columbia and Mexico. Mr. Fortner is a certified MSHA (Mine Safety & Health Administration) trainer and is recognized as a professional mine consultant by the Federal Mine Safety & Health Administration. In addition to exploration, development and refining, Mr. Fortner designs and builds placer mining equipment to meet the specific needs of the project property. Those equipment designs have been placed on projects in Alaska, Montana and Africa among others.

Since 1998, Mr. Fortner has owned American Exploration & Development, a Montana corporation located in Helena, Montana, where his duties include consulting on placer and hard rock projects, mine site evaluation, permitting, engineer equipment, fabrication, installation and operation of said equipment. Since 2008, Tracy has also owned MMD, LLC (Mine Management & Development), a Montana limited liability company located in Helena, MT, which he formed for specific management of mining operations and employees. Since 2008, he has been serving as the President of CMI Associates, Inc., a Montana corporation located in Helena, MT, and engaged in mining. From 2008 to 2013, Mr. Fortner served as the President of Vigilante Mining Equipment, LLC, where his duties included the development of new mining equipment the oversight of testing new mining techniques. Vigilante Mining Equipment was acquired by American Exploration and Development in 2013.

Mr. Fortner’s appointment was in connection with the change in control of the Company as described under Item 5.02 of this Form 8-K. The Company has not entered into any transactions with Mr. Fortner that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:
10.1	Stock Purchase Agreement, dated as of September 30, 2015, by and among Dong Gu Kang, Min Jung Kang, Maverick LLC and Aureus Incorporated

10.2	Debt Assumption Agreement, dated as of September 30, 2015, by and among Aureus Incorporated, Maverick LLC, Dong Gu Kang and Min Jung Kang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUREUS INCORPORATED

Dated: October 2, 2015	By:	/s/ Tracy Fortner
Tracy Fortner
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)